Exhibit 99.1

KeyCorp 127 Public Square Cleveland, OH 44114

EXCHANGE OFFER INFORMATION AGENT: D.F. King & Co., Inc. 800.431.9633 Bankers and Brokers: 212.269.5550, Collect EXCHANGE OFFER WEBSITE: www.key.com/exchangeoffers

MEDIA CONTACT: William C. Murschel 216.828.7416 william_c_murschel@keybank.com	ANALYST CONTACTS: Vernon L. Patterson 216.689.0520 vernon_patterson@keybank.com

Christopher F. Sikora 216.689.3133 chris_sikora@keybank.com

KEY MEDIA NEWSROOM: www.key.com/newsroom	INVESTOR RELATIONS: www.key.com/ir

FOR IMMEDIATE RELEASE

KEYCORP ANNOUNCES RESULTS OF ITS RETAIL TRUST PREFERRED

SECURITIES EXCHANGE OFFER; TOTAL TIER 1 COMMON EQUITY

GENERATED SINCE RECEIPT OF SCAP RESULTS IS $2.379 BILLION

CLEVELAND, August 5, 2009 – KeyCorp (NYSE: KEY) today announced the final results of its offer to exchange (the “Trust Preferred Exchange Offer”) KeyCorp common shares for outstanding trust preferred securities (“Trust Preferred Securities”) of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X. Morgan Stanley was the sole arranger and lead manager for the Trust Preferred Exchange Offer and Morgan Stanley, UBS Investment Bank, Citi and Wells Fargo Securities acted as dealer managers. In addition, Morgan Stanley has been KeyCorp’s capital advisor on all of its capital execution plans related to the U.S. Government’s Supervisory Capital Assessment Program (“SCAP”).

In the aggregate, the Trust Preferred Exchange Offer generated approximately $507 million of additional Tier 1 common equity for KeyCorp. As a result of the Trust Preferred Exchange Offer and previously executed transactions, KeyCorp has generated approximately $2.379 billion of Tier 1 common equity in satisfaction of the SCAP requirement that it raise $1.8 billion.

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“With the successful completion of this exchange offer, KeyCorp has now generated Tier 1 common equity capital that is well in excess of the government’s SCAP requirement under the ‘more adverse scenario’ from the SCAP assessment,” said Chief Executive Officer Henry L. Meyer III. “The series of successful capital-raising actions completed over recent months fortify our capital position should the economy worsen considerably later this year or in 2010.”

The Trust Preferred Exchange Offer expired at 11:59 p.m., New York City time, on August 4, 2009. Approximately $604 million aggregate liquidation preference of Trust Preferred Securities were validly tendered and not withdrawn in the Trust Preferred Exchange Offer. Because more than $500 million aggregate liquidation preference was tendered, the Trust Preferred Exchange Offer was oversubscribed. Consistent with the terms of the Trust Preferred Exchange Offer, KeyCorp accepted for exchange on a pro rata basis a portion of all tendered Trust Preferred Securities based on a final proration factor of 82.795227%. Approximately 81,278,214 KeyCorp common shares will be issued in the exchange. Trust Preferred Securities tendered but not accepted for exchange as a result of proration will be promptly returned to tendering holders. The table below lists, for each series of the Trust Preferred Securities, the aggregate liquidation preference that was validly tendered and not withdrawn as of the expiration date, the aggregate liquidation preference that was actually accepted by KeyCorp, the aggregate liquidation preference remaining outstanding following the Exchange Offer, and the number of KeyCorp common shares issued in exchange for each series.

The settlement for the Trust Preferred Exchange Offer is expected to occur on August 7, 2009. KeyCorp will issue approximately 81,278,214 KeyCorp common shares in exchange for the Trust Preferred Securities tendered and accepted by KeyCorp for exchange, as further described in the table below.

Based on the final count by the exchange agent, Computershare Trust Company, N.A., the results of the Trust Preferred Exchange Offer are as follows:

			Aggregate Liquidation Preference			Approximate Number of Common Shares to be Issued
CUSIP	Title of Securities	Issuer	Tendered	Accepted	Remaining Outstanding
49327J200	5.875% Trust Preferred Securities	KeyCorp Capital V	$71,922,150	$59,545,875	$115,454,125	9,591,038

49327K207	6.125% Trust Preferred Securities	KeyCorp Capital VI	$24,650,500	$20,408,525	$54,591,475	3,280,104

49327C205	7.000% Enhanced Trust Preferred Securities	KeyCorp Capital VIII	$95,342,550	$78,936,750	$171,063,250	12,742,027

49327Q204	6.750% Enhanced Trust Preferred Securities	KeyCorp Capital IX	$204,352,875	$169,192,175	$330,807,825	27,331,276

49327R103	8.000% Enhanced Trust Preferred Securities	KeyCorp Capital X	$207,645,525	$171,916,675	$568,083,325	28,333,769

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The complete terms and conditions of the Trust Preferred Exchange Offer are set forth in the Prospectus and letter of transmittal that are being sent to holders of the Trust Preferred Securities, as amended. Holders are urged to read the Trust Preferred Exchange Offer documents, including all amendments thereto, carefully. This press release is neither an offer to purchase nor a solicitation to buy any shares of the securities, nor is it a solicitation for acceptance of the Trust Preferred Exchange Offer. KeyCorp is making the Trust Preferred Exchange Offer only by, and pursuant to the terms of, the Prospectus and the related letter of transmittal, as amended. The Trust Preferred Exchange Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of KeyCorp or its affiliates, the trustees of the Capital Trusts, the exchange agent, the information agent, the financial advisors or the capital advisor is making any recommendation as to whether or not holders should tender their Trust Preferred Securities in connection with the Trust Preferred Exchange Offer.

Copies of the Prospectus and letter of transmittal may also be obtained from D.F. King & Co., Inc., the information agent at (800) 431-9633 or, for bankers and brokers, at (212) 269-5550 (Collect). The Exchange Agent for the Trust Preferred Exchange Offer is Computershare Trust Company, N.A., available at (781) 575-2332. KeyCorp has filed a registration statement (including the Prospectus) for this Trust Preferred Exchange Offer with the Securities and Exchange Commission (“SEC”). Before you invest you should read the Prospectus in the registration statement and other documents that KeyCorp has filed with the SEC for more complete information about KeyCorp and the Trust Preferred Exchange Offer. You may obtain these documents for free at the SEC’s website, www.sec.gov. You may also obtain these documents by contacting KeyCorp, Investor Relations, at (216) 689-4221 or by email at KeyCorp_Capital_Exchange@KeyBank.com.

Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $98 billion. BusinessWeek Magazine named Key the top bank in its Customer Service Champ 2009 edition, ranking Key 11th out of the top 25 companies that include many known for their customer service acumen. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. For more information, visit https://www.key.com.

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This press release contains information that we believe constitute “forward-looking statements” about our financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of KeyCorp’s control. KeyCorp’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

Factors that may cause actual results to differ materially include, among other things: (1) adverse capital markets conditions and the inability to raise equity and other funding in the capital markets required by our banking regulators or otherwise; (2) further downgrades in our credit ratings; (3) unprecedented volatility in the stock markets, public debt markets and other capital markets, including continued disruption in the fixed income markets; (4) changes in interest rates; (5) changes in trade, monetary or fiscal policy; (6) asset price deterioration, which has had (and may continue to have) a negative effect on the valuation of certain asset categories represented on KeyCorp’s balance sheet; (7) changes in foreign exchange rates, equity markets and the financial soundness of other unrelated financial companies; (8) continuation of the recent deterioration in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (9) continued disruption in the housing markets and related conditions in the financial markets; (10) increased competitive pressure among financial services companies due to the recent consolidation of competing financial institutions and the conversion of certain investment banks to bank holding companies; (11) heightened legal standards and regulatory practices, requirements or expectations; (12) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (13) increased FDIC deposit insurance premiums; (14) difficulty in attracting and/or retaining key executives and/or relationship managers; (15) consummation of significant business combinations or divestitures; (16) operational or risk management failures due to technological or other factors; (17) changes in accounting or tax practices or requirements; (18) new legal obligations or liabilities or unfavorable resolution of litigation; and (19) disruption in the economy and general business climate as a result of terrorist activities or military actions.

For additional information on KeyCorp and the factors that could cause KeyCorp’s actual results or financial condition to differ materially from those described in the forward-looking statements consult KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.

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